EXHIBIT 10.3

                                 INTEGRITY BANK
                              EMPLOYMENT AGREEMENT


         This agreement made and entered into this 23rd day of January, 2003, between the Integrity Bank, Alpharetta, Fulton County, Georgia, ("the Bank"), and Doug Ballard, ("employee");

         WHEREAS, the Bank is a state bank, regulated by the Georgia Department of Banking and Finance, insured by the Federal Deposit Insurance Corporation, located in Alpharetta, Georgia; and

         WHEREAS, the Bank and BHC want to employ the employee as Senior Vice President - Loans of the Bank; and

         WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the Bank and the employee;

         NOW, THEREFORE, it is AGREED as follows:

                     I. RELATIONSHIP ESTABLISHED AND DUTIES

         1. The Bank hereby will employ the employee as Senior Vice President - Loans, to hold the title of Senior Vice President - Loans and to perform such services and duties as the CEO and Board of Directors may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the CEO of the Bank, exercised in good faith in accordance with standards of reasonable business judgment.

         2. Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer of the Bank and will not accept employment with any other individual, corporation, partnership, governmental authority, or any other entity, or engage in any other venture for profit which the Bank may consider to be in conflict with his or its best interest or to be in competition with the Bank's business, or which may interfere in any way with the employee's performance of his duties hereunder. Any exception to this must be made by notification and approval of the Board.

                             II. TERMS OF EMPLOYMENT

         1. The initial term of employment under this Agreement shall continue for 3 (three) years unless such is terminated pursuant to the terms hereof or by the first to occur of the conditions to be stated hereinafter. This Agreement will be automatically extended each year after the initial term unless either party gives 30 days contrary written notice to the other. The term previously stated notwithstanding this contract shall be terminated by the earlier to occur of any of the following:

                  a. The death of the employee;

                  b. The complete disability of employee. "Complete disability" as used herein shall mean the inability of employee, due to illness, accident, or other physical or mental incapacity to perform the services provided for hereunder for an aggregate of sixty days within any period of 120 consecutive days during the term hereof; provided, however, disability shall not constitute a basis for discharge for cause;

                  c. The discharge of employee by the Bank for cause. "Cause" as used herein shall mean:

                                    1) Such negligence or misconduct as shall
                  constitute, as a matter of law, a breach of the covenants and obligations of employee hereunder;

                                    2) failure or refusal of employee to comply
                  with the provisions of this agreement;

                                    3) employee being convicted by any duly
                  constituted court with competent jurisdiction of a crime involving moral turpitude;

                                    4) at the discretion of the Board, this
                  contract may be terminated if there are acts the Board feels are moral turpitude;

         Termination of employee's employment shall constitute a tender by employee of his resignation as an officer of the Bank. In the event of termination by the Bank other than for cause, or in the event employee terminates the agreement for "good reason" (defined below), then the employee is entitled to severance pay equal to one month for each year employed by the Bank with a maximum of two years. For purposes of this agreement, "good reason" shall mean:

         (i) without the written consent of employee, a change in employee's status, title, position or responsibilities (including reporting responsibilities) which, in employee's reasonable judgment, represents an adverse change from his status, title, position or responsibilities as in effect at the date of this agreement or, if greater, at any time thereafter; the assignment to employee of any duties or responsibilities which, in employee's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at the date of this agreement or, if greater, at any time thereafter; or any other change in condition or circumstances that in employee's reasonable judgment makes it materially more difficult for employee to carry out the duties and responsibilities of his then-existing office; provided that good reason under this subparagraph (i) excludes an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Bank promptly after receipt of notice thereof given by employee;

         (ii) a reduction, without the written consent of employee, in employee's base salary as in effect on the date of this agreement or as the same may be increased from time to time, or any failure to pay employee any compensation or benefits to which he is entitled within five (5) days of the date due;

         (iii) the failure by the Bank (a) to continue in effect (without reduction in benefit level and/or reward opportunities) any compensation or employee benefit plan in which employee participated as of the date of this agreement, or at any time thereafter, that is material to employee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (b) to continue employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of employee's participation therein relative to other participants; or

         (iv) the Bank's requiring employee, without his consent, to be based at any office or location other than in Alpharetta, Georgia or to travel on Bank business to a substantially greater extent than required immediately prior to the date of this agreement;

         (v) the insolvency or the filing by any party, including the Bank or any of its subsidiaries, of a petition for bankruptcy of the Bank or any such subsidiary, which petition is not dismissed within sixty (60) days;

         (vi) any purported termination by the Bank of employee's employment otherwise than as expressly permitted by this agreement; or

         (vii) the material breach by the Bank of any provision of this agreement.

         Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting good reason hereunder. Any good faith determination of good reason made by employee shall be conclusive.

                                III. COMPENSATION

         For all services which employee may render to the Bank during the term hereof, the Bank shall pay to employee, subject to such deductions as may be required by law:

         1. BASE SALARY. An annual salary of $115,000 payable in bi-monthly installments and subject to such deductions as may be required by law. Thereafter, annual increase reviews will be done during the month of December for a January 1 effective increase date during the term of this Agreement so that for the 12 months beginning on each such anniversary date, the employee's salary increases will take effect. The CEO has sole discretion as to the amount of the employee's compensation.

         2. PERFORMANCE BONUSES.

                  a. At the option of the Board of Directors, a SAR program may be implemented when the bank reaches cumulative profitability, and the Board, in consultation with the CEO, will determine the amount of performance bonus to be awarded to the executive officers.

                  b. When and if the Board, in consultation with the CEO, determines that it is time for a SAR program to be implemented, it is intended that the SAR program operate in the following way:

                           In January of each year, a performance bonus, will be awarded, based upon mutually agreed upon goals such as achievement of the goals in the Strategic Plan achieved before the application of taxes based upon the following formula: Impact Pool allocation as identified in the Bank's Stock Appreciation Rights Incentive Program ("SAR").

         3. STOCK OPTIONS. Based on his satisfactory performance the Employee, as determined by the Board using mutually agreed upon safety and soundness criteria as well as capital adequacy, asset quality, profitability, and liquidity, shall have the right and option to purchase an additional number of shares of common stock of the Bank Holding Company as follows:

         22,000 shares of common stock of the bank holding company over the term of this Agreement not to exceed 10 years, at a price per share of $11.00. This stock option grant shall be evidenced by a separate grant agreement between employee and the bank holding company.

                               IV. OTHER BENEFITS

         1. The employee shall be entitled to participate in any plan of the Bank relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank may adopt for the benefit of its employees. The employee shall be entitled to a comprehensive annual physical paid by the bank provided that the cost of such physical shall not exceed $1,250.

         2. The employee shall be eligible to participate in any other benefits which may be or become applicable to the Bank's executive employees, a reasonable expense account, the payment of reasonable expenses for attending annual and periodic meetings of trade associations (at the discretion of the CEO), and any other benefits which are commensurate with the responsibilities and functions to be performed by the employee under this Agreement. If the CEO approves the payment of reasonable expenses for trade association meetings, the Bank will also agree to pay all reasonable expenses in connection with the attendance and participation at said trade association meetings by employee's spouse.

         3. At such reasonable times as the CEO shall in his discretion permit, the employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                  a. The employee shall be entitled to an annual vacation of 4
(four) weeks per year.

                  b. The timing of vacations shall be scheduled in a reasonable manner by the employee subject to the approval of the CEO. The employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

                  c. In addition to the aforesaid paid vacations, the employee shall be entitled, without loss of pay to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

                              V. CHANGE OF CONTROL

         1. If during the term of this Agreement there is a change of control
(COC) of the Bank, the Employee shall be entitled to termination or severance pay in the event the employee's employment is terminated, except for just cause as defined in Section II., paragraph 1, c, after the change in control. In the event the employee is terminated as a result of COC, the employee shall be entitled to receive his salary through the last day of the calendar month of the termination, or payment in lieu of the notice period. In addition, the terminated employee shall receive an amount equal to 1 (one) times his then existing annual base salary. This payment shall be in addition to any amount otherwise owed to the employee pursuant to this Agreement.

         2. The following items are automatically considered due and payable in the event that change of control occurs:

                  a. Non-forfeitable deferred compensation shall be paid out in full.

                  b. Long-term performance plan objective payments as described in Section III, 2, shall be declared accomplished and earned based upon performance up to date of the COC.

                  c. In the event that the employee is a participant in a restricted stock plan, or share option plan, and such plan is terminated involuntarily as a result of the COC, all stock and options shall be declared 100% vested, and distributed. The term "control" shall refer to the acquisition of 25 percent or more of the voting securities of the Bank by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between 10 percent and 25 percent if the Board of Directors of the Bank or the Comptroller of the Currency, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank. Notwithstanding the foregoing, a change in control shall not be deemed to include additional acquisitions of stock by existing shareholders unless such additional acquisitions have the effect of increasing such person's share holdings to at least 25%. The term "person" refers to an individual, corporation, Bank, bank holding company, or other entity.

                         VI. POST TERMINATION COVENANTS

         1. If during the term hereof employee shall cease employment hereunder for any reason, then employee agrees that for six months if dismissed for cause and one year without cause following such termination he will not be employed in the banking business or any related field thereto within a 30 mile radius of the Bank's primary office located at 11140 State Bridge Road, Alpharetta, Georgia 30022 or the location where the employee is stationed provided that the foregoing restrictions shall only apply to positions in which employee has duties that are the same or similar to those services actually performed by employee for the Bank. Furthermore, following such termination employee agrees that he will not, without the prior written consent of the Bank:

                  a. Furnish anyone with the name of, or any list or lists of customers of the Bank or utilize such list or information himself for banking purposes; or

                  b. Furnish, use, or divulge to anyone any information acquired by him from the Bank relating to the Bank's methods of doing business; or

                  c. Contact directly or indirectly any customer of the Bank with whom employee had material contact during the 12 months immediately preceding the termination of employment for banking solicitation purposes; or

                  d. Hire for any other Bank or employer (including himself) any employee of the Bank or directly or indirectly cause such employee to leave his or her employment to work for another.

         2. It is understood and agreed by the parties hereto that the provisions of this section are independent of each other, and the invalidity of any such provision or portion thereof shall not affect the validity or enforceability of any other provisions of this agreement.

                            VII. WAIVER OF PROVISIONS

         Failure of any of the parties to insist, in one or more instances, on performance by the others in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder of the future performance of any such term or condition or of any other term or condition of this agreement, unless such waiver is contained in a writing signed by or on behalf of all the parties.

                               VIII. GOVERNING LAW

         This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. If for any reason any provision of this agreement shall be held by a court of competent jurisdiction to void or unenforceable, the same shall not affect the remaining provisions thereof.

                         IX. MODIFICATION AND AMENDMENT

         This agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                          X. COUNTERPARTS AND HEADINGS

         This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.

                           XI. CONTRACT NONASSIGNABLE

         This agreement may not be assigned or transferred by any party hereto, in whole or in part, without the prior written consent of the other, except that the bank holding company or the bank may assign this agreement to a successor in interest.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

                                            EMPLOYEE:

                                            /S/ Doug Ballard
                                            --------------------------------
                                            Doug Ballard


                                            BANK:

                                            /S/ Steve Skow
                                            --------------------------------
                                            Chief Executive Officer